Exhibit 99.1

The expenses to be incurred by the Company relating to the offering of $172,500,000 principal amount of its 5.50% Convertible Senior Notes due 2029, under the Company’s Registration Statement on Form S-3 (Registration No. 333-153353) and a related prospectus supplement filed with the Securities and Exchange Commission and dated June 9, 2009 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$9,625.50
Services of Independent Registered Public Accounting Firms	100,000.00
Trustee Fees and Expenses	10,000.00
Legal Fees and Expenses	95,000.00
Rating Agency Fees	133,000.00
Printing and Delivery Expenses	36,000.00
Miscellaneous Expenses	20,000.00
Total	$403,625.50